Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105658 of U.S.I. Holdings Corporation on Form S-8 of our report dated June 23, 2004, appearing in this Annual Report on Form 11-K of USI Insurance Services Corp. 401(k) Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
New York, New York

June 28, 2004